Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Fuel Systems Solutions, Inc.

Santa Ana, California

We hereby consent to the incorporation by reference in the previously filed open Registration Statements: (a) the Registration Statement Form S-8, No. 33-38649; (b) the Registration Statement Form S-8, No. 33-72008; (c) the Registration Statement Form S-8, No. 333-07035; (d) the Registration Statement Form S-8, No. 33-62889; (e) the Registration Statement Form S-8, No. 333-44085; (f) the Registration Statement Form S-8, No. 333-71544; (g) the Registration Statement Form S-8, No. 333-102069; (h) the Registration Statement Form S-8, No. 333-118689;(i) the Registration Statement Form S-8, No. 333-139876; of our reports dated April 18, 2008, relating to the consolidated financial statements, the effectiveness of Fuel Systems Solutions, Inc.’s (“Company”) internal control over financial reporting, and schedule appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2007.

/s/ BDO Seidman, LLP
Costa Mesa, California
April 18, 2007